THE SYMBOL “[*]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

Confidential Exhibit 10.1

SEVENTH AMENDMENT TO SUPPLY AGREEMENT

This Seventh Amendment to Supply Agreement (the “Seventh Amendment”) is effective as of the date last signed below (the “Seventh Amendment Date”) between Illumina, Inc., a Delaware corporation having a place of business at 5200 Illumina Way, San Diego, CA 92122 ("Illumina") and Natera, Inc., having a place of business at 201 Industrial Road, Suite 410, San Carlos, CA 94070 (“Customer”). Customer and Illumina may be referred to herein as “Party” or “Parties.”

WHEREAS, Illumina and Customer are Parties to a Supply Agreement having an Effective Date of August 16, 2013, and amended on September 18, 2014, September 23, 2015, June 8, 2016, January 3, 2019, December 18, 2019, and May 8, 2020 (“Agreement”);

WHEREAS, on August 18, 2021 GRAIL, Inc. (now GRAIL, LLC”) became a wholly owned subsidiary of Illumina;

WHEREAS, the Parties have agreed upon certain amendments to (i) add products available for purchase and any applicable discounts under the Agreement, (ii) incorporate, effective as of the Seventh Amendment Date, [*], and (iii) address specific points relating to Customer’s IVD development rights under the Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Parties hereto agree to amend the Agreement as follows:

1.	Section 1 of the Agreement is amended as follows:
i.	The definition of “Consumables” is amended to add the following sentence at the end:

For clarity purposes only, Consumables include any Certain Sequencing Consumables.

ii.	The definition of “Product” is amended to add the following sentence at the end:

For clarity purposes only, Products include any Supplied Products.

2.	The following new definitions are incorporated into Section 1 of the Agreement:

“Certain Sequencing Consumables” means those Consumables intended by Illumina to be used to perform a sequencing process on Illumina’s [*] instruments and any future sequencing hardware launched by Illumina or its Affiliates, and includes core consumables that are (i) commercialized or otherwise made available by Illumina to customers or Affiliates of Illumina and (ii) intended by Illumina to be used to perform a sequencing process on any such system. Certain Sequencing Consumables do not include products that were at the “end of life” or “end of sales” or were announced (before [*]) to customers as a planned “end of life” or “end of sale”. The Certain Sequencing Consumables are limited to Products that are shipped to and used in [*]. The Certain Sequencing Consumables purchasable under this Agreement as of the Seventh Amendment Date are contained within Exhibit B.

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“Equivalent” means, with respect to the comparison of Customer to another customer, that (a) the aggregate volume of all Supplied Products purchased by such other customer from Illumina in the immediately preceding year (measured in U.S. dollars) is not more than [*]% greater than the volume purchased by Customer in prior year, and (b) such other customer is a For-Profit Entity.

“For-Profit Entity” means a for-profit company in the United States that purchases Supplied Products for performing sequencing for liquid biopsy cancer screening or diagnostic tests for clinical oncology purposes, on human samples received from, and delivered to, unaffiliated health care professionals, health care organizations or other laboratories for clinical oncology purposes. A For-Profit Entity excludes governments, government agencies, hospitals, research institutes, academic institutions, non-profits and Illumina Affiliates (including GRAIL).

“GRAIL” means GRAIL, LLC for so long as it is an Affiliate of Illumina, or any successor to GRAIL, LLC or any substantial part of the business of GRAIL, LLC that in either case is Illumina or an Affiliate of Illumina.

“Grandfathered Pricing” means any pricing (either under a quote of duration longer than 30 days or a supply agreement) that is operative for the Customer for use of the Supplied Products on [*], provided that this pricing is for ongoing, ordinary course purchases of Supplied Products.

“Pre-Release Sequencing Product” means Illumina sequencing hardware or Certain Sequencing Consumables that are not available for purchase in Illumina’s product catalogue. Such sequencing hardware or Certain Sequencing Consumables shall include any re-designed or modified products made available to any For-Profit Entity or to GRAIL that optimize, in any material respect, a product’s interoperability, capabilities, or performance.

“Short Term Project” means a project or circumstance giving rise to a discrete purchase of Certain Sequencing Consumables outside of ongoing ordinary course of purchases made by a For-Profit Entity. The duration of a Short Term Project is no more than two years.

“Supplied Product(s)” means the following Products: Illumina’s [*]instruments, and any future sequencing instruments launched by Illumina or its Affiliates, or Certain Sequencing Consumables, that are purchased by Customer for any Customer Use pursuant to the Agreement. Supplied Products do not include products that were at the “end of life” or “end of sale” or were announced (before [*]) to customers as a planned “end of life” or “end of sale”. Supplied Products are limited to products that are shipped to and used in [*]. The Supplied Products purchasable under this Agreement as of the Seventh Amendment Date are contained within Exhibit B.

“Volume-Based Net Price” means the actual list price of a Supplied Product less the applicable discount for Customer’s volume under a volume-based discount schedule.

3.	Section 2.d. of the Agreement is amended by adding the following sentence:

“Customer will have access to the same product and support services that a For-Profit Entity or GRAIL has access to, or that Customer has access to as of the Seventh Amendment Date. For such services, Customer shall have access to the same volume-based pricing that GRAIL has access to for the equivalent level of service, or to which Customer had access to as of the Seventh Amendment Date, at Customer’s option.”

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4.	Subsection (d) of Section 4 of the Agreement is deleted in its entirety and replaced with the following: “In no event will Illumina have the right to cease shipping of the Supplied Products solely on the basis of any alleged claim of infringement of any intellectual property rights of Illumina.”

5.	Section 7.c. of the Agreement is amended by adding the following sentence:

“Purchase Orders submitted in accordance with this Agreement may be rejected by Illumina only if Illumina does not have sufficient supply of the applicable Supplied Product to fulfill the order or if the Purchase Order is not in accordance with standard lead times for the applicable Supplied Product. In the event Illumina is experiencing a supply shortage of the applicable Supplied Product (or components therein), Illumina will allocate the existing supply in an equitable manner among its customers (including Affiliates) based on expiring lots, and which shall not favor Affiliates over other customers.”

6.	The following is hereby added to the Agreement as Section 7.f.:

“Access to Supplied Products. Customer shall have access to the Supplied Products for purchase that GRAIL or any For-Profit Entity has access, within [*]of when GRAIL or such For-Profit Entity, as applicable, is offered such access (if not earlier) for purchase.”

7.	The following is added to the Agreement as Section 7.g.:

“Access to Pre-Release Sequencing Products. Customer shall have access for purchase to any Pre-Release Sequencing Product to which GRAIL or any For-Profit Entity is offered access within [*] of when GRAIL or such For-Profit Entity, as applicable, is offered such access (if not earlier), and for the same categories of uses, specifically: (i) feedback to Illumina for development of NGS products, including through alpha or beta testing; (ii) for clinical trials; (iii) for clinical validation; (iv) for pre- commercial test development not relating to clinical trials; or (v) for a commercialized product developed by Customer. Customer’s purchase of any Pre-Release Sequencing Product is subject to the pricing terms in this Agreement. This provision does not apply to Pre-Release Sequencing Products that are developed by Illumina for a specific For-Profit Entity pursuant to a development agreement under Section 7.h with such For-Profit Entity. “

8.	The following is added to the Agreement as Section 7.h.:

“Development Agreement. Illumina shall enter into, upon Customer request, a separate development agreement with Customer on commercially reasonable terms, relating to the design or modification of any Supplied Product, in a manner that optimizes interoperability with Customer’s tests, including, without limitation, capabilities, performance, speed, efficiency, cost, convenience, accuracy, specificity, precision, ease of use and user experience.“

9.	The following is added to the Agreement as Section 7.i.:

“No Obsolescence. Illumina shall not discontinue (i) any Supplied Product so long as Customer continues to purchase that Supplied Product, or (ii) any [*] that Customer has purchased (for on-going development or commercial testing purposes) at least [*]. Illumina shall also make the

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following extensions to previously announced obsolescence dates: (a) Consumables bearing the Illumina catalogue numbers [*] and [*] shall continue to be available for purchase by Customer so long as any such purchase is made using a binding purchase order with a [*] lead time for shipment and with a last possible shipment date for such Consumables of [*]; and (b) Illumina will continue to provide technical support for Customer’s [*] sequencing systems in Customer’s possession as of the Seventh Amendment Date until [*] at the same service level owed as of the Seventh Amendment Date to Customer for such systems (provided, however, Customer acknowledges that Microsoft Windows 10 will no longer be supported by Microsoft after 2022, and certain spare parts for such sequencing systems may not be available for support that is requested after [*], which could affect Illumina’s ability to provide such technical support).”

10.	The following is added to the Agreement as Section 7.j.:

“Quality of Supplied Products. Supplied Products provided pursuant to the “No Obsolescence” provision in Section 7.i. above shall be manufactured to at least the quality standards and provided with at least the level of product support in effect upon Customer’s initial purchase of such Supplied Products.“

11.	The following is added to the Agreement as Section 7.k.:

“No Price Increases. The inflation-adjusted (based on the Bureau of Labor Statistics’ Analytical Laboratory Instrument Manufacturing Index in the Producer Price Index (“PPI”)) Volume-Based Net Price (under Tables 2, 5, or 6(a) (subject to Table 6(b)) of Exhibit B, as applicable) that Customer has access to for each Supplied Product purchased under this Agreement (under Tables 2, 5, or 6(a) (subject to Table 6(b)) of Exhibit B, as applicable) following the Seventh Amendment Date shall not increase. To the extent Illumina’s costs of goods sold for a Supplied Product materially increase due to factors beyond Illumina’s control, then such Volume-Based Net Price (under Tables 2, 5, or 6(a) (subject to Table 6(b)) of Exhibit B, as applicable) may increase solely to reflect that cost increase and solely for the duration of that cost increase.“

12.	The following is added to the Agreement as Section 7.l.:

“New Product Pricing. To the extent that Illumina launches a new version of any Supplied Product (e.g., a sequencing instrument of similar throughput, or a Certain Sequencing Consumable of the same sequencing read length and similar number of sequencing reads per flow cell), the new version of the Supplied Product shall be automatically added to Exhibit B of this Agreement with pricing and the inflation-adjusted (based on the PPI) Volume-Based Net Price per gigabase of sequencing shall not be higher as compared to the Volume-Based Net Price of the prior version of the Supplied Product, provided that the new version of the Supplied Product does not result in any material improvements in performance or capability. In addition, Illumina commits that by 2025, under this Agreement, the Volume-Based Net Price to Customer per gigabase of sequencing using the highest throughput Illumina instrument then available, with the highest throughput, best-performance flow cell and kit then available, at full capacity, will be at least 43% lower than the inflation-adjusted (based on the PPI) Volume-Based Net Price (under Table 2 of Exhibit B as applicable as of the Seventh Amendment Date), per gigabase of sequencing using the NovaSeq instrument, with an S4 300 flow cell, at full capacity. For the avoidance of doubt, in accordance with the previous sentence, holding volume constant, every customer (regardless of their application, or whether they are in

Confidential

oncology screening) using the highest throughput instrument and best-performance flow cell would observe by 2025 a reduction in price, under the Universal Pricing option, per gigabase of sequencing, of 43%. By way of example, for a customer at the highest volume discount tier today, the per gigabase sequencing price is $4, using a NovaSeq instrument with an S4 300 flow cell. Under this commitment, the per gigabase of sequencing price for that customer at the same volume discount tier in 2025 would be no greater than $2.26 (inflation-adjusted based on the PPI) using the highest throughput Illumina instrument then available, with the highest-throughput, best-performance flow cell and kit then available. To the extent Illumina’s costs of goods sold for a Supplied Product materially increase due to factors beyond Illumina’s control, then the Volume-Based Net Price as referenced in this Section 7.l. may increase solely to reflect that cost increase and solely for the duration of that cost increase. The price for a new Product or a new version of a materially improved Product must be commercially reasonable.“

13.	The following is added to the Agreement as Section 7.m.:

“Most-Favored Pricing. If Customer is not receiving Grandfathered Pricing for Supplied Product, Customer shall have access to Volume-Based Net Prices for that Supplied Product that are no less favorable than the Volume-Based Net Prices provided to an Equivalent customer or to GRAIL (inclusive of transfer pricing, portability fees, and royalties) for that Supplied Product. “

14.	The following is added to the Agreement as Section 7.n.:

“Notification and Refund. In the event that Section 7.m is triggered, Illumina will notify Customer promptly, and no later than 45 days after the end of the applicable Illumina fiscal quarter, and the pricing made available to Customer for the applicable Supplied Products will be reduced in accordance with Section 7.m., effective as of the date on which GRAIL or the Equivalent customer received the triggering pricing, and the Customer will receive such reduced pricing for the period of time that the triggering pricing is available to GRAIL or the Equivalent customer. With respect to units of Supplied Product ordered and invoiced pursuant to a Purchase Order accepted after the date the triggering purchase was made, and for which Customer has paid the applicable invoice, Illumina will refund to Customer the difference between the pricing made available to Customer and the triggering pricing, multiplied by the number of affected units of Supplied Product.“

15.	The following is added to the Agreement as Section 7.o.:

“Short Term Projects. Customer shall have access to Short Term Project pricing that is no less favorable than pricing extended to Equivalent customer or GRAIL for a Short Term Project of substantially similar size (i.e., using between [*]% and [*]% of the volume of Certain Sequencing Consumables) and duration (i.e., for a period of not more than [*] longer than the other Short Term Project), provided that Customer has requested such pricing. If Illumina offers GRAIL pricing for a Short Term Project under this section, Illumina shall make Customer aware of such pricing promptly, but in no event later than 45 days after the end of the applicable Illumina fiscal quarter. No customer, including GRAIL, may receive Short Term Project pricing for more than two consecutive years. No customer, including GRAIL, may use Short Term Project pricing for ongoing ordinary course purchases, including for its standard commercial testing. Pricing for Short Term Projects will not be considered as triggering with respect to the obligations in Section 7.m.“

16.	The following is added to the Agreement as Section 7.p.:

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“Access to Information. Customer shall have access to the same information about final product specifications of any new Supplied Product, any new version of a Supplied Product or any Pre-Release Sequencing Product within [*] of when GRAIL is provided such information.“

17.	The following is added to the Agreement as Section 7.q.:

“GRAIL Purchases and Services. Illumina shall publish, on the “Oncology Contract Terms” website, (i) the Supplied Products, by SKU, that GRAIL is purchasing; (ii) the service plans, by SKU, that GRAIL is purchasing; and (iii) the pricing grid for both products and services under which GRAIL is purchasing Supplied Products and services. To the extent necessary, Illumina shall update this website within [*] of entry of any purchase order for Supplied Products or any service contract relating to the Supplied Products by GRAIL.“

18.	The following is added to the Agreement as Section 14.g:

“Confidential Information. To the extent that Illumina may have access to Confidential Information of Customer in connection with this Agreement or the provision of supplied Products by Illumina to Customer, Illumina shall in no event share such Confidential Information of Customer with GRAIL or any subsidiary of GRAIL, or any employees who work within GRAIL. Any Confidential Information received shall be used by Illumina only (i) to perform Illumina’s product supply obligations, service or obligations under any agreement to Customer, or (ii) for performance of general business practices by non-technical functions (e.g., accounting, customer service) within Illumina, which functions shall have access to such information only on a need-to-know basis, and Illumina shall not use such Confidential Information for any other purpose, expressly including without limitation, for any of its own or Affiliates’ internal purposes. All employees who may receive Confidential Information will be advised of these confidentiality obligations and use restrictions. Illumina shall continue its practice of maintaining all Confidential Information of Customer confidential as to any other entity. Illumina shall establish a firewall designed to prevent any GRAIL personnel (and any Illumina personnel carrying out activities with respect to the GRAIL business or products) from accessing any Confidential Information obtained by or made available to Illumina relating to Customer or its business or products, whether pursuant to this Agreement or otherwise.”

19.	Section 17.a. The first sentence of Section 17.a. of the Agreement is deleted in its entirety and replaced with the following:

“This Agreement shall commence on the Effective Date and shall terminate on August 18, 2033, unless otherwise terminated as provided hereunder or extended by mutual written agreement of the Parties.”

20.	Section 17.c.i. Section 17.c.i. of the Agreement is deleted in its entirety and replaced with the following:

“Breach of Provision. If either party materially breaches this Agreement and fails to cure such breach within 60 days after receiving written notice of the breach, the non-breaching party shall have the right to terminate this Agreement by providing written notice to the other party; provided, however, that if such breach is curable, but not reasonably curable within such 60-day period, and

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the breaching Party is using commercially reasonable efforts to cure the breach, then such cure period will be extended to not longer than 180 days.”

21.	Section 17.c.v. of the Agreement is deleted in its entirety and replaced with the following:

“Termination by Customer for Convenience. Customer has a unilateral right to terminate its supply relationship with Illumina at any time and for any reason without termination liability upon [*] prior written notice to Illumina, provided, however, that Customer shall honor all invoices, which invoices shall be issued upon shipment, for supplied Products ordered under a Purchase Order that was accepted by Illumina prior to the termination date. Illumina cannot terminate this Agreement for convenience during the Term.”

22.	The following is added to the Agreement as Section 20.p.:

“Illumina agrees to a [*] audit by a Big 4 accounting firm to assess Illumina’s compliance with the terms contained in Sections 2.d., 7.c., 7.f., 7.g., 7.i., 7.k.-7.q., and 14.a. of this Agreement. Illumina will provide Customer with a written report (with reasonable redactions) confirming compliance with the commitments set forth herein. Illumna shall provide cooperation, including access to necessary books and records, in support of any [*] audit conducted. To the extent Customer has a good faith basis for alleging that Illumina is in breach of a commitment contained in this Agreement, Illumina shall engage an auditor to assess Customer’s allegation separate from and in addition to Illumina’s audit. In addition to providing the written report, in the event of any finding of potential noncompliance with Illumina’s performance under the Agreement, Customer shall be notified within [*] days of identifying such a finding of potential noncompliance.”

23.	Exhibit A. Exhibit A, Part 1, Section 3.a. is hereby deleted in its entirety and replaced with the following: 'a. Exclusivity. Reserved.'"

24.	The following shall be added as Section 5.vi. to Exhibit A, Part 4:

“Illumina will use commercially reasonable efforts to provide Customer the same level of timely access to Illumina’s device design history file(s) and/or any other filing or documentation that is customarily provided to other IVD partners as useful or required in connection with any submission by Customer to any regulatory authority for a Natera IVD Kit. Such access will be provided without further payment by Customer.”

25.	The following shall be added as Section 8.a.iii. to Exhibit A, Part 4:

“iii. The [*] set forth in Exhibit A, Part 4, Section 8.a.i and ii shall be the only [*] due to Illumina upon execution of each Development Plan for a Natera IVD Kit and/or approval by the U.S. FDA of a PMA for each Natera IVD Kit so approved.”

26.	Exhibit A, Part 4, Section 9 shall be amended by replacing references to “[*]” with “[*]”.

27.	The following shall be added as Section 10 to Exhibit A, Part 4:

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“Customer may enter into, at any time from today until [*], an additional agreement with Illumina under which Customer may develop and commercialize additional in-vitro diagnostic (“IVD”) test kits on Illumina’s diagnostic (“Dx”) sequencing platforms. Illumina will provide standard terms for Customer to enter into a stand-alone agreement to enable Customer to develop and commercialize additional IVD test kits on one or all of Illumina’s Dx sequencing platforms. Illumina will provide any documentation or information reasonably required for Customer to seek FDA approval or FDA marketing authorization to sell a for-profit, clinical test using the Supplied Products.”

28.Customer may elect, at [*] as of the Seventh Amendment Date and through the Term, on a Supplied Product-by-Supplied Product basis, to switch from (a) the existing pricing and discounting in the Agreement effective immediately prior to and as of [*] to (b) the universal grid pricing set forth in Tables 2, 5 and 6(a) (subject to Table 6(b)) of Exhibit B.

29.Exhibit B. Exhibit B to the Agreement is hereby deleted in its entirety and replaced by the new Exhibit B set forth on Attachment 1 hereto.

30.Entire Agreement. Except as expressly stated herein, this Seventh Amendment does not alter any term or condition of the Agreement. This Seventh Amendment represents the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior discussions, communications, agreements, and understandings of any kind and nature between the Parties regarding the subject matter hereof.

31.Reference to Agreement. On and after the Seventh Amendment Date, each reference in the Agreement to “this Agreement”, “hereunder”, or words of like import referring to the Agreement shall mean and be a reference to the Agreement as modified by this Seventh Amendment.

32.Governing Law. This Seventh Amendment and performance by the Parties hereunder shall be construed in accordance with the laws of the State of California, U.S.A., without regard to provisions on the conflicts of laws.

33.Counterparts. This Seventh Amendment may be executed in one or more counterparts, and each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto acknowledge and agree to the terms and conditions of this Seventh Amendment and have caused this Agreement to be executed by their respective duly authorized representatives to be effective as of the Seventh Amendment Date.

Natera, Inc.:		Illumina, Inc.:

By:	/s/ John Fesko	By:	/s/ Nicole Berry

Name:	John Fesko	Name:	Nicole Berry

Title:	Chief Business Officer	Title:	SVP & GM, AMR Commercial Operations

Date:	10/7/21	Date:	10/5/21

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ATTACHMENT 1

EXHIBIT B

Only the Products listed in Table 1 of this Exhibit B are subject to purchase under this Agreement.

The following pricing schedule replaces and supersedes all conflicting pricing terms in this Agreement. Notwithstanding anything to the contrary, no additional discounts shall apply unless otherwise specified by Illumina in writing at a later date.

Exhibit B Definitions

“Annual Sequencing Consumable Spend” equals the total of all amounts invoiced (excluding amounts paid for taxes and shipping, insurance, customs, and other transportation costs) by Illumina to Customer for the purchase of Certain Sequencing Consumables shipped to a particular country under this Agreement during the immediately precedingContract Year during the Term.

“Contract Year” means the period from February 15th of a given calendar year during the Term through and including February 14th of the immediately following calendar year during the Term.

The following are set forth for example purposes only:

Example 1: If the Seventh Amendment Date is October 1, 2021, then the applicable Annual Sequencing Consumable Spend for purposes of determining discounts applicable to the purchase of Certain Sequencing Consumables by Customer shipped to the applicable country during the period from October 1, 2021 – February 14, 2022, would equal the total of all amounts invoiced (excluding amounts paid for taxes and shipping, insurance, customs, and other transportation costs) by Illumina to Customer for the purchase of Certain Sequencing Consumables shipped to a particular country during the period from February 15, 2020 to February 14, 2021.

Example 2: If the Seventh Amendment Date is October 1, 2021, then the applicable Annual Sequencing Consumable Spend for purposes of determining discounts applicable to the purchase of Certain Sequencing Consumables by Customer shipped to the applicable country during the period from February 15, 2022 – February 14, 2023, would equal the total of all amounts invoiced (excluding amounts paid for taxes and shipping, insurance, customs, and other transportation costs) by Illumina to Customer for the purchase of Certain Sequencing Consumables shipped to a particular country during the period from February 15, 2021 to February 14, 2022.

Example 3: If the Seventh Amendment Date is October 1, 2021, then the applicable Annual Sequencing Consumable Spend for purposes of determining discounts applicable to the purchase of Certain Sequencing Consumables by Customer shipped to the applicable country, during the period from February 15, 2023 – February 14, 2024, would equal the total of all amounts invoiced (excluding amounts paid for taxes and shipping, insurance, customs, and other transportation costs) by Illumina to Customer for the purchase of Certain Sequencing Consumables shipped to a particular country during the period from February 15, 2022 to February 14, 2023.

The tables that follow list the Consumables subject to purchase under this Agreement and any applicable discounts off the then-current list price (or in the case of [*] Consumables set

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forth in Table 3, the Base Price)) in the country to which the applicable Products will be shipped by Illumina. Discounts for Consumables shall be determined on a country-specific basis (i.e., shipments to multiple countries may not be aggregated for purposes of Consumables discounting).

Table 1 below and on the following page contains a list of the Consumables subject to this Agreement together with applicable part numbers and the applicable list price as of the Seventh Amendment Date.

TABLE 1

Product Name	Part Number	2021 US List Price
[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]
[*]	[*]	[*]
[*]	[*]	[*]

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[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

Discounts for new versions of Supplied Products (e.g., future consumables for [*], or future platforms) shall be added to this Exhibit B in compliance with the terms and conditions of this Exhibit B and the Agreement, including without limitation Sections 7.k, 7.l, 7.m, 7.n, and 7.o.

Quotations: Solely with respect to the pricing (including applicable discounts) of Consumables as set forth in this Exhibit B:

First Quote.  Illumina will provide Customer a quotation referencing this Agreement and specifying the price consistent with this Exhibit B which will apply for each Consumable the Customer may purchase until February 14 immediately following the Seventh Amendment Date (“First Quote”).  The First Quote and pricing shall commence on the Seventh Amendment Date and expires on February 14 immediately following the Seventh Amendment Date (“First Quote Period”).  All purchase orders placed during the First Quote Period must reference this Agreement to be valid.  Any purchase orders which reference the First Quote, but are not received by Illumina until after the expiry of the First Quote Period will be invalid and may not be accepted by Illumina; however, if Illumina does accept such purchase order, it will fill the same in accordance with this Agreement.

Annual Quotes and Purchase Orders for Consumables.  No later than February 15 of each calendar year of this Agreement, Illumina will issue a quotation referencing this Agreement and specifying the price consistent with this Exhibit B for each Consumable (the “Annual Quote”) for the Contract Year beginning on that February 15. Each Annual Quote and pricing found therein expires on February 14 of the next consecutive calendar year and sets forth the pricing that will be used on all Purchase Orders that are

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provided by Customer prior to the end of such Contract Year.  The Purchase Orders placed against each Annual Quote must reference this Agreement to be valid.  Any Purchase Orders which reference an Annual Quote, but are not received by Illumina until after the expiry of the relevant Annual Quote Period will be invalid and may not be accepted by Illumina; however, if Illumina does accept such purchase order, it will fill the same in accordance with this Agreement.  For clarity, if Illumina fails to timely issue any Annual Quote, then the prior Annual Quote shall remain in effect until such subsequent Annual Quote is so issued.

Consumables Discounting

The following tables set forth the discounts for the applicable Consumables, as specified in such tables.

Discounting for [*] Consumables. Discounts off then-current list price of [*] Consumables listed in Table 1 are set forth in Table 2 below. Discounts for new catalogue versions of Consumables (e.g., future Consumables for [*], or future platforms) shall be added to this Exhibit B at the time such Consumables are added to this Agreement. Illumina shall make such Consumables available to Customer upon commercial launch of such Consumables. The discounts applicable to the purchase of the applicable Consumables set forth in Table 2, during a given period during the Term, are determined by the applicable Annual Sequencing Consumable Spend.

TABLE 2

Annual Sequencing Consumable Spend (in USD)	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

Discounting for [*] Consumables:

Solely with respect to discounting for the [*] Consumables described in Table 3 below, “Total Spend” is determined quarterly at the first day of each calendar quarter (i.e., January 1, April 1, July 1, October 1), and equals (1) the total amount (minus freight, taxes, and any product credits or offsets) Illumina has invoiced Customer for shipments of all Products delivered to Customer during the 12 calendar month period that immediately precedes such first day of a calendar quarter under this Agreement, which includes Products purchased under this Agreement and Products purchased from Illumina outside of this Agreement, (2) the total amount Illumina has invoiced customer for Services during the 12 calendar month period that immediately precedes such first day of a calendar quarter under this Agreement, which includes Services purchased under this Agreement and Services purchased from Illumina outside of this Agreement; and (3) the total amount of NIPT Test Fees paid by Customer to Illumina during the 12 calendar month period that immediately precedes such first day of a calendar quarter under this Agreement.

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Natera’s price (1) with respect to the [*] Consumables described in Table 3 below bearing the Illumina catalogue numbers [*], until [*], (2) with respect to the [*] Consumables described in Table 3 below bearing the Illumina catalogue numbers [*], during availability as set forth in Section 7.i. of the Agreement, and (3) with respect to the [*] Consumables described in Table 3 below, will be the base price listed in Table 3 without any discount; provided that, beginning [*], if Customer achieves Total Spend above $[*], an additional [*] discount will apply corresponding to the Total Spend amount specified in Table 3 below. After [*], Customer’s prices for the [*] Consumables described in Table 3 will be Illumina’s then-current list price for each such product less the volume-based discount listed in Table 4 below (in the column designated as “[*]”).

TABLE 3

Product Name	Part #	Base Price	Total Spend [*]	Total Spend [*]	Total Spend [*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]

Table 4: Discounting for [*] Consumables

Solely with respect to [*] Consumables, “Overall Sequencing Consumable Spend” is determined quarterly at the first day of each calendar quarter (i.e., January 1, April 1, July 1, October 1), and equals the total amount (minus freight, taxes, and any product credits or offsets) Illumina has

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invoiced Customer for shipments of all Sequencing Consumables delivered to Customer during the 12 calendar month period that immediately precedes such first day of a calendar quarter under this Agreement, which includes Sequencing Consumables purchased under this Agreement and Sequencing Consumables purchased from Illumina outside of this Agreement. Overall Sequencing Consumable Spend does not include, by way of example, amounts invoiced for array products, Test Fees, Services, or Illumina Hardware.

	[*]		[*]
Overall Sequencing Consumable Spend	[*] Discount	[*] Discount	[*] Discount	[*] Discount
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

As used in the definition of “Overall Sequencing Consumable Spend”, “Sequencing Consumables” means a Consumable directed for use on an Illumina sequencing instrument.

Customer’s prices for the [*] Consumable Products specified in Table 1 will be the then-current list price for each such Product less the discount listed in Table 4 above corresponding to the applicable Overall Sequencing Consumable Spend and the aggregate number of [*] sequencing systems purchased by Customer from Illumina.

Table 5. Universal Consumables Discount Schedule:

In the event Customer elects to switch from pricing under Table 3 (with respect to the listed [*] skus) or Table 4 (with respect to certain [*] (including [*] as applicable) skus after [*]), as applicable, to universal grid pricing, as set forth under paragraph 28 in the Seventh Amendment, the following discounts shall apply:

Annual Sequencing Consumable Spend (in USD)	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

Universal Hardware Discount Schedule:

In the event Customer elects to switch from existing Illumina Hardware discounting to universal grid pricing, as set forth under paragraph 28 of the Seventh Amendment, the following discounts shall apply:

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Table 6(a): Universal Hardware Discount Schedule:

The table below lists any applicable discounts off the then-current list price in the country to which the applicable Supplied Products will be shipped by Illumina. Instrument credits shall be determined on a country-specific basis and applied solely to instrument purchases within that country (i.e., Installed Instruments in multiple countries may not be aggregated for purposes of instrument discounting).

Tier	Instrument Credits	Discount off [*]Instrument	Discount off [*] Instrument
1	[*]	[*]	[*]
2	[*]	[*]	[*]
3	[*]	[*]	[*]
4	[*]	[*]	[*]
5	[*]	[*]	[*]
6	[*]	[*]	[*]

Table 6(b): Allocation of Instrument Credits:

Installed Instrument	Instrument Credits
[*]	[*]
[*]	[*]
[*]	[*]

For each Installed Instrument, Customer shall be entitled to a specific number of Instrument Credits as set forth in Table 6(b).

“Installed Instrument” means a Supplied Product that is a sequencing instrument covered under an active service contract with Illumina, and is installed in Customer’s or its Affiliates’ facility in a particular country.

[*] and Other Products:

Customer’s price for the following Products will be the price specified in Table 7 below without any additional discount:

Table 7:

[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

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